Exhibit 10.2

REVOLVING PROMISSORY NOTE

US $10,000,000	Dated: December 14, 2005

FOR VALUE RECEIVED, CRUZAN INTERNATIONAL, INC., a corporation formed under the laws of Delaware (the “Borrower”), having its address at Suite 1500, 222 Lakeview Avenue, West Palm Beach, Florida 33401, USA, hereby promises to pay to V&S VIN & SPRIT AB (publ) (the “Lender”), at its offices located at Årstaängsvägen 19a, 117 97 Stockholm, Sweden or at such other place that the Lender may designate in writing, in lawful money of the United States of America and in immediately available funds, the principal amount of US Dollars TEN MILLION (US $10,000,000.00) on December 15, 2006, (the “Final Maturity Date”) or such lesser principal amount, as may be due as shown on the grid attached to this Note (the “Grid”) from time to time, together with interest on the unpaid principal amount owing hereunder from time to time as shown thereon.  The entries made on the Grid shall be presumptive evidence of the existence and amounts of the obligations of the Borrower thereon recorded absent manifest error.

Subject to the terms and conditions hereof, during the period from the date hereof to the Final Maturity Date, Lender agrees to make revolving loans to the Borrower in an aggregate principal amount at any time outstanding up to US Dollars Ten Million (US $10,000,000.00), and the Borrower may borrow, repay and re-borrow such revolving loans.  Borrowings may be made by the Borrower from time to time from the Lender (each such borrowing called a “Borrowing”) with an interest period starting on the date the amount of the Borrowing is received from the Lender (a “Utilization Day”) upon the Borrower’s written request and ending on a specific date which shall be agreed between the Lender and the Borrower (the “Interest Period”). If the Borrower and the Lender do not agree on an Interest Period for a specific Borrowing within seven (7) days of such Utilization Date, the duration of the Interest Period for said Borrowing shall be deemed to be one month.  The principal amount of such Borrowing, together with the then outstanding aggregate principal balance of Borrowings, shall not exceed the maximum principal amount of this Note.

The interest rate on each Borrowing outstanding under this Note shall be (i) the rate set by the British Bankers Association being defined as the London Inter-bank Offered Rate (LIBOR) for US Dollars as published by Reuters News Service two banking days before the Utilization Day for the agreed Interest Period (the “Rate”), plus (ii) a margin of 0.90% (the “Margin”),.  The applicable Rate plus the Margin shall be referred to herein as the “Total Interest Rate.”  If an Interest Period in respect of a Borrowing borrowed under this Note would otherwise overrun the Final Maturity Date, it shall be shortened so that it ends on the Final Maturity Date. Interest shall be computed on the basis of a 360 day year for the actual number of days elapsed.

In no event will the Total Interest Rate on any Borrowing exceed the maximum interest rate permitted by law. The Total Interest Rate shall be verified in a written notice from the Lender to the Borrower on the date of each Borrowing.

Provided that the aggregate amount outstanding under this Note shall be due on, and no further Borrowings shall be made after, the Final Maturity Date, payments of principal together with accrued interest shall be made on each individual Borrowing under this Note by the Borrower on the last day of the applicable Interest Period.

Prepayment in whole or in part may be made on any outstanding amount under this Note without penalty from time to time by the Borrower.

If any payment of this Note becomes due and payable on a day other than a business day, the maturity thereof shall be extended to the next succeeding business day, and with respect to payments of principal, interest thereon shall be payable at the then applicable Total Interest Rate during such extension.

The Borrower hereby waives presentment, demand, protest and notice of any kind.  No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

In the event any amount evidenced by this Note is not paid when due, the Borrower agrees to pay, in addition to the principal and interest due thereon, all costs of collection, including reasonable attorneys’ and paralegals’ fees and additional interest due thereon at the then applicable Total Interest Rate.

While any amounts are outstanding on this Note, the Borrower agrees to incur no further indebtedness for borrowed money (other than trade debt incurred in the ordinary course of business and indebtedness between the Borrower and any of its subsidiaries or other affiliates) or incur any lien securing indebtedness for borrowed money without the prior consent of the Lender.

All of the terms and provisions of this Note shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors and permitted assigns.  Modifications and amendments of this Note may be made solely in a writing signed by the Lender and the Borrower.

THE VALIDITY, INTERPRETATION, AND ENFORCEMENT OF THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

THE BORROWER ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN THE BORROWER AND THE LENDER WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT.  ACCORDINGLY, BY EXECUTION OR ACCEPTANCE HEREOF, AS THE CASE MAY BE, EACH OF THE LENDER AND THE BORROWER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST THE BORROWER ARISING OUT OF THIS NOTE.

THE BORROWER AND THE LENDER EACH HEREBY AGREE THAT THE CIRCUIT COURT OF THE FIFTEENTH JUDICIAL CIRCUIT OF FLORIDA, LOCATED IN PALM BEACH COUNTY, FLORIDA AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF FLORIDA, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND

DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE BORROWER AND THE LENDER, PERTAINING DIRECTLY OR INDIRECTLY TO THIS NOTE. THE BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS.  THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY LENDER FOR THE ENFORCEMENT BY LENDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

THE FOREGOING WAIVERS HAVE BEEN MADE WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF.

IN WITNESS WHEREOF, the undersigned hereby executes this Note under seal as of the date written above.

CRUZAN INTERNATIONAL, INC., a Delaware corporation

By:	/s/ Ezra Shashoua

Name:	Ezra Shashoua

Title:	EVP & CFO

ACCEPTED AND AGREED TO THIS 14TH DAY OF DECEMBER, 2005.

V&S VIN & SPRIT AB (publ)

By:	/s/ Ola Salmen	/s/ Gunilla Vinlund

Name:	Ola Salmen

Title:	CFO

Name:	Gunilla Vinlund

Title:	SVP Human Resources

GRID

Date	Amount Borrowed	Interest Period	Total Interest Rate (Rate plus Margin)	Repayment	Initials